SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 23, 2011
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On October 25, 2010, an action was filed in the United States District Court, Western District of Michigan by The Sandesh Limited, the Plaintiff, against Rotate Black, Inc., Rotate Black LLC and a former employee, collectively, the Defendants. The Plaintiff alleged that as a condition to their purchase of 1,200,000 shares of Rotate Black, Inc. common stock, the Plaintiff had the right to require the Defendants to repurchase all or any portion of the shares.

On November 2, 2011, The United States District Court ruled in favor of Rotate Black, Inc. under summary judgment that Rotate Black, Inc. did not have any contractual obligation to repurchase the Sandesh Limited shares.

On November 23, 2011 all the parties entered into a settlement agreement whereby the lawsuit was dismissed and Rotate Black, Inc. was released of all claims.

Item 9.01   Financial Statements and Exhibits.

    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: November 23, 2011	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer